EXCHANGE AGREEMENT

     This Agreement is dated March 8, 2000, between North Lilly Mining Company, a Utah corporation ("NLMC") and Regina Mitchell, Scott Simpkins, Arnold P. Guttenberg, Erin Dominick, John Dominick, Kimberly A. Pavlin, Chris Springer, Gregg Weeder, Dena Weeder and Martha J. White, collectively the shareholders (the "Shareholders") of Home Loan.Com, Inc., a Colorado corporation ("Loan"). Whenever both parties are collectively referred to in this Agreement, they shall be designated as the "parties".

     The parties wish to provide for the Shareholders's exchange of all of the issued and outstanding shares of Loan which consist of 1,006 shares in exchange for shares of NLMC according to the terms and conditions of this Agreement.

     The parties agree as follows:

     1.   The Acquisition.

          1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing to be held as provided in Section 1.3, NLMC shall acquire all of the issued and outstanding shares of Loan and as of the Closing, Loan shall own the Assets listed in Exhibit A ("Assets") free and clear of all encumbrances except as disclosed on Exhibit B ("Encumbrances").

          1.2 Purchase Price. Shareholders will exchange their 1,006 shares in Loan for 5,633,600 shares of common stock of NLMC ("Shares") which shall be taken as restricted investment stock pursuant to investment representations and restrictive legends under the federal securities laws. Each share of Loan shall be exchanged for 5,600 Shares of NLMC.

               NLMC shall hold in escrow one million (1,000,000) of Regina Mitchell's portion of the Shares which shall be deemed nonvoting Shares until released. These shall be released not later than September 30, 2000, provided that (a) NLMC has received at least $250,000 in financing since signing this agreement at not less than $0.40 per share, and (b) Loan's business has produced sales for the two months ended August 31, 2000 averaging at least $200,000 per month, with no less than break-even operating cash flow after deduction of operating expenses (including all general and administrative overhead expenses, but excluding outside costs of advertising, expansion, acquisitions and web-site development). It is understood that the parties will seek to finance such outside costs of advertising, expansion, acquisitions and web-site development primarily out of additional equity funding. NLMC shall exert good faith best efforts to achieve the above results with Loan, but shall cancel the one million (1,000,000) Shares if said results are not achieved.

          1.3 The Closing; Place and Time. The closing of the sale and purchase of the Shares (the "Closing") shall take place at the offices of Arnold P. Guttenberg, Esq., Denver, Colorado, no later than the close of business on March 10, 2000, or at such other place, date and time as the parties may agree in writing.

          1.4 Deliveries by Shareholders. At the Closing, the Shareholders shall deliver the following to NLMC:

               (a) The 1,006 common shares to be transferred hereunder, along with any instruments required to be executed by the Shareholders, so that the shares can be cancelled by NLMC.

               (b) All other documents, instruments and writings required by this Agreement to be delivered by Shareholders at the Closing and any other documents or records relating to Loan's business reasonably requested by NLMC in connection with this Agreement.

          1.5 Deliveries by NLMC. At the Closing, NLMC shall deliver the following to Shareholders:

               (a) The Shares as contemplated by Section 1.2 shall be issued among the Shareholders as set forth in Exhibit C (or irrevocable instructions shall be provided to NLMC's transfer agent to issue said Shares).

               (b) All other documents, instruments and writings required by this Agreement to be delivered by NLMC at the Closing.

     2.   Conditions to NLMC's Obligations.

     The obligations of NLMC to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by NLMC:

          2.1  Representations, Warranties and Agreements.

               (a) The representations and warranties of Shareholders set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time.

               (b) Shareholders shall have performed and complied in all material respects with the covenants contained in this Agreement required to be performed and complied with by it at or prior to the Closing.

               (c) Shareholders shall have put in place an improved team of mortgage brokers, telemarketing, processing and closing staff capable of at least equaling the production in the financials statements within thirty (30) days, and then growing same in the offices and on the internet.

               (d) Shareholders shall deliver the contemplated stock redemption agreements, releases and waivers satisfactory to NLMC and duly executed by Michael Bonn, Greg Bonn, David Shirley and Louis Scotti.

               (e) Shareholders shall also deliver satisfactory releases from its investors, and also from the investors affiliated with Messrs. Bonn and Scotti, in exchange for which NLMC shall issue up to 26,000 additional shares of its stock to the investors of Messrs. Bonn and Scotti.

     3.   Conditions to Shareholders' Obligations.

     The obligations of Shareholders to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by Shareholders:

          3.1  Representations, Warranties and Agreements.

               (a) The representations and warranties of NLMC set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time.

               (b) NLMC shall have performed and complied in all material respects with the covenants contained in this Agreement required to be performed and complied with by it prior to or at the Closing.

     4.   Representations and Warranties of Shareholders.

     Shareholders represent and warrant to NLMC as follows:

          4.1 Organization of Loan; Authorization. Loan is a corporation duly organized, validly existing and in good standing under the laws of Colorado with full corporate power and authority to execute and deliver this Agreement as it pertains to any representations or undertakings of Loan. The execution, delivery and performance of this Agreement has been duly authorized by all of the Shareholders and constitutes a valid and binding obligation of Shareholders, enforceable against each of them in accordance with its terms.

          4.2 Conflict as to Loan. Neither the execution and delivery of this Agreement nor the performance of NLMC's obligations hereunder will (a) violate any provision of any agreement or the certificate of incorporation or by-laws of Loan or (b) violate any statute or law or any judgement, decree, order, regulation or rule of any court or other Governmental Body applicable to Loan.

          4.3 Ownership of Assets. The delivery of certificates to Shareholders in exchange for Shares in NLMC will result in NLMC's immediate acquisition of 100% of Loan which has record and beneficial ownership of the Assets, free and clear of all encumbrances except as listed on Exhibit B. Loan's leases listed on Exhibit E are in full force and effect and in good standing.

               Loan has the rights to the names Home Loan.Com, Inc. and Loan Mining.Com. Loan also owns the non-exclusive benefit of the Loan Mining.Com web site development, the business plan for home improvement financing, and the business model/implementation plan for Loan Mining.Com.

          4.4 Financial Statements and Ledgers. Shareholders have delivered to NLMC consolidated balance sheets and income statements of Shareholders through September 30, 1999 and ledgers thru January 31, 2000, which shall be reviewed in detail with NLMC prior to Closing which shall be reviewed in detail with NLMC prior to Closing. Attached as Exhibit G is a consolidated statement of income and expenses through January 31, 2000. The above financials fairly and accurately represent Loan's business, operations and assets as of the date thereof and there has not been any material adverse changes in the business, operations and assets since the date thereof.

          4.5 Equipment. The material items of equipment and other personal property owned or leased by Loan or its subsidiaries are in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purpose for which they are being used.

          4.6 Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court of governmental body pending or threatened in writing against or involving Loan or any of its subsidiaries which is likely to have a material adverse effect on the business or financial condition of Loan and its subsidiaries, taken as a whole, or which would require a payment by Shareholders or its subsidiaries in excess of $5,000 in the aggregate or which questions or challenges the validity of this Agreement. Neither Loan nor any of its subsidiaries is subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of Loan and its subsidiaries, taken as a whole, or which would require a payment by Loan or its subsidiaries in excess of $5,000 in the aggregate. Exhibit D contains the only action, suit, inquiry, proceeding or investigation pending or threatened against or in relation to Loan or any of its subsidiaries.

          4.7 Agreements of Loan. Loan has no obligations, employment or consulting arrangement or other agreements except as reflected on Exhibit E attached hereto and incorporated herein.

          4.8 Absence of Certain Changes. Since the date of the balance sheet, neither Loan nor any of its subsidiaries has:

               (a) Suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of Loan and its subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business.

               (b) Made any change or amendment in its certificate of incorporation or by-laws or other governing instruments.

               (c) Issued or sold any equity securities or other securities acquired, directly or indirectly, by redemption or otherwise, any sch equity securities, reclassified, split-up or otherwise changed any such equity security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto.

               (d) Borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money.

               (e) Other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of Loan and its subsidiaries taken as a whole.

               (f) Incurred any obligation other than as clearly reflected and identified between the parties hereto in the financial statement and ledgers.

          4.9 No Material Adverse Change. Since the date of the balance sheet, there has not been any material adverse change in the business or financial condition of Loan and its subsidiaries taken as whole, other than changes resulting from economic conditions prevailing in the United States.

          4.10 Brokers or Finders. Shareholders have not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with the exchange of the Shares with NLMC.

          4.11 Transactions with Directors and Officers. Loan and its subsidiaries do not engage in business with any person in which any of Loan's directors or officers has a material equity interest. No director or officer of Loan owns any property, asset or right which is material to the business of Loan and its subsidiaries, taken as a whole.

          4.12 Borrowing and Guarantees. Except for items in the ordinary course of its business, Loan and its subsidiaries (a) do not have any indebtedness for borrowed money, (b) are not lending or committed to lend any money (except for advances to employees in the ordinary course of business), and (c) are not guarantors or sureties with respect to the obligations of any person.

          4.13 Shareholdings of Loan. Attached as Exhibit C is a list of all shareholders of Loan and their shareholdings in Loan.

          4.14 Business Team. Shareholders have put in place an improved team of mortgage brokers, telemarketing, processing and closing staff capable of at least equaling the production in the financials statements within thirty (30) days, and then expanding same in the offices and on the internet.

          4.15 Restricted Securities.

          (a) (i) each Shareholder can bear the economic risk of losing each Shareholder's entire investment in the Shares;

               (ii) each Shareholder is acquiring the Shares for investment purposes only and the Shares each Shareholder is acquiring will be held by each Shareholder without sale, transfer or other disposition for an indefinite period unless the transfer of the Shares subsequently is registered under the U.S. federal securities laws or unless exemptions from registration are available;

               (iii) each Shareholder's overall commitments to investments that are not readily marketable is not disproportionate to each Shareholder's net worth and each Shareholder's investment in the Shares will not cause such overall commitments to become excessive;

               (iv) each Shareholder's financial condition is such that each
                    Shareholder is under no present or contemplated future need to dispose of any portion of the Shares to satisfy any existing or contemplated undertaking, need or indebtedness;

               (v) each Shareholder has adequate means of providing for each Shareholder's current needs and personal contingencies and has no need for liquidity in each Shareholder's investment in the Shares; and

               (vi) each Shareholder has sufficient knowledge and experience in business and financial matters to evaluate and has evaluated the merits and risks of an investment in the Shares.

          (b) Each Shareholder confirms that all documents, records and books pertaining to an investment in the Shares that have been requested by each Shareholder have been made available or delivered to each Shareholder. As a result of its review of NLMC, including the review of the materials provided to each Shareholder, each Shareholder understands, among other things, the following: NLMC has limited financial resources, has incurred negative cash flow, and recently has not operated at a profit; and NLMC has not concurrently, and may not in the future, receive additional investment funds.

               Each Shareholder further represents that each Shareholder is aware of the operations, financial condition and capitalization of NLMC and has available full information concerning NLMC's affairs to evaluate the merits and risks of the investment in the Shares.

          (c) Each Shareholder has had the opportunity to ask questions of, and receive answers from, NLMC concerning the terms of an investment in the Shares and to receive additional information necessary to verify the accuracy of the information delivered to each Shareholders.

          (d) Each Shareholder understands that the issuance of the Shares has not been registered under the U.S. Securities Act of 1933, as amended (the "Act"), or any state securities laws in reliance on an exemption for private offerings and no U.S. federal or state agency has made any finding or determination as to the fairness of this investment or any recommendation or endorsement of the offering of the Shares.

          (e) The Shares for which each Shareholder hereby subscribes are being or will be acquired solely for each Shareholder's own account, for investment, and is not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; each Shareholder has no agreement or arrangement for any such resale, distribution, subdivision or fractionalization thereof.

          (f) Each Shareholder acknowledges that, in making the decision to purchase the Shares, it has relied solely upon independent investigations made by it.

          (g) Each Shareholder represents that an investment in the Shares is a suitable investment for each Shareholder.

          (h) Each Shareholder acknowledges and is aware that the following legend will be imprinted on the Shares subscribed to by each
               Shareholder:

                    "THE SECURITIES REPRESENTED BY THIS
                    CERTIFICATE HAVE NOT BEEN REGISTERED
                    WITH THE UNITED STATES SECURITIES AND
                    EXCHANGE COMMISSION UNDER THE U.S.
                    SECURITIES ACT OF 1933, AS AMENDED (THE
                    "1933 ACT"), AND ARE "RESTRICTED
                    SECURITIES" AS THAT TERM IS DEFINED IN
                    RULE 144 UNDER THE 1933 ACT. THE
                    SECURITIES MAY NOT BE OFFERED FOR SALE,
                    SOLD OR OTHERWISE TRANSFERRED EXCEPT
                    PURSUANT TO AN EFFECTIVE REGISTRATION
                    STATEMENT UNDER THE 1933 ACT, OR
                    PURSUANT TO AN EXEMPTION FROM
                    REGISTRATION UNDER THE 1933 ACT."

          (i) Each Shareholder acknowledges and is aware of the following, in addition to other information included in the information provided to each Shareholder:

               (i) The Shares are a speculative investment and involve a high degree of risk of loss by each Shareholder of each Shareholder's total investment.

               (ii) There are substantial restrictions on the transferability of the Securities. The Shares can not be transferred, pledged, hypothecated, sold or otherwise disposed of unless they are registered under the Act of an exemption from such registration is available and established to the satisfaction of NLMC; except as provided in Section 5.5 below, the Shareholders have no rights to require that any transfer of the Shares be registered under the Act; there will be a limited public market for NLMC's Common Stock; and accordingly, each Shareholder may have to hold the Shares indefinitely; and it may not be possible for each Shareholder to liquidate each Shareholder's investment in NLMC.

     5.   Representations and Warranties of NLMC:

          NLMC represents and warrants to Shareholders as follows:

          5.1 Organization of NLMC; Authorization. NLMC is a corporation duly organized, validly existing and in good standing under the laws of Utah with full corporate power and authority to execute and deliver this Agreement as it pertains to any representations or undertakings of Shareholders. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate actions of Loan and this Agreement constitutes a valid and binding obligation of Loan, enforceable against it in accordance with its terms.

          5.2 NLMC Review of Records. NLMC is a sophisticated business entity and an accredited investor and has been given an opportunity to review provided corporate records and accountings for Loan and is acquiring such assets of Loan after satisfaction of its own due diligence standards.

          5.3 Brokers and Finders. NLMC has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commission or similar payments in connection with any of the transactions contemplated hereby.

          5.4 Conflict as to NLMC. Neither the execution and delivery of this Agreement nor the performance of NLMC's obligations hereunder will (a) violate any provision of the certificate of incorporation or by-laws of NLMC or (b) violate any statute or law or any judgment, decree, order regulation or rule of any court or other governmental body applicable to NLMC.

          5.5 Registration of Shares. NLMC shall file a Registration Statement including the 5,633,600 Shares acquired by the Shareholders under this Agreement (and the additional shares in 2.1 (e) above) as soon as reasonably feasible within sixty (60) to one hundred twenty (120) days from the date of Closing. Said Registration Statement shall require the audited financials of Loan, the completion of NLMC's Form 10K and 10Q filings with the Securities and Exchange Commission, and legends on the certificates for the 5,633,600 Shares restricting sale of more than 5% per month per Shareholder (for a period ending June 1, 2002) after effectiveness of the Registration Statement for all owners of more than 200,000 Shares of NLMC including current owners of said Shares (said 5% per month based on the number of shares held at Closing shall apply to each month and shall not be increased by aggregation with months in which such sales do not occur).

          5.6 Filings. Promptly after this Closing, NLMC shall cause to be filed with the United States Securities and Exchange Commission, if necessary, the event report on Form 8-K, which report shall provide information relative to the consummation of the transaction provided for in this Agreement.

          5.7 Outstanding Shares. NLMC expects that certain existing debts, described hereto on Exhibit F will be settled in exchange for Shares and upon extinguishment (or partial extinguishment) of said debts and subsequent to the issuance of the 5,633,600 Shares to Shareholders, NLMC will have no more than 12,133,600 issued and outstanding Shares, except for Shares issued pursuant to cash financing received subsequent to February 1, 2000.

     6.   Conduct of Loan's Business Prior to the Closing.

          6.1 Operation in Ordinary Course. Between February 1, 2000 and the Closing date, Loan and its subsidiaries have and shall conduct their businesses in all material respects in the ordinary course.

          6.2 Business Organization. Between the date of this Agreement and the Closing date, Shareholders shall use their reasonable efforts, and shall cause Loan and each of its subsidiaries to use its respective reasonable efforts, to (a) preserve substantially intact the business organization of Loan and each of its subsidiaries and keep available the services of the present officers and employees of Loan and each of its subsidiaries, and
               (b) preserve in all material respects the present business relationships and good will of Loan and each of its subsidiaries.

          6.3 Corporate Organization. Between the date of this Agreement and the Closing date, Shareholders shall not cause or permit Loan of its subsidiaries to sell, lease, license or otherwise dispose of any of its properties or assets (including, but not limited to, rights with respect to patents and registered trademarks and copyrights or other proprietary rights), in an amount which is material to the business or financial condition of Loan and its subsidiaries, taken as a whole, except in the ordinary course of business.

     7.   Survival of Representations and Warranties; Indemnification.

          7.1 Survival. Each representation, warranty and covenant contained in this Agreement or in any certificate or document delivered pursuant hereto shall survive the Closing (the Surviving Representations, Warranties and Covenants").

          7.2 Indemnification by Shareholders. Shareholders shall indemnify and hold harmless NLMC, and shall reimburse NLMC for, any loss, liability, damage or expense (including reasonable attorney's fees) (collectively, "Damages") arising from or in connection with (a) any inaccuracy in any of the Surviving Representations, Warranties and Covenants of Shareholders in this Agreement or (b) any failure by Shareholders to perform or comply with any agreement in this Agreement.

          7.3 NLMC shall indemnify and hold harmless Shareholders, and shall reimburse Shareholders for, any damages arising from or in connection with (a) any inaccuracy in any of the Surviving Representations, Warranties and Covenants of NLMC in this Agreement, (b) any failure by NLMC to perform or comply with any agreement in this Agreement.

     8.   Termination.

          8.1 Termination. This Agreement may be terminated before the Closing occurs only as follows:

               (i) By written agreement of all of the Shareholders and NLMC at any time prior to Closing.

               (ii) By Shareholders, by notice to NLMC at any time, if one or more of the conditions specified in Section 3 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 1.3) would otherwise occur or if satisfaction of such a condition is or becomes impossible.

               (iii) By NLMC, by notice to Shareholders at any time, if one or more of the conditions specified in Section 2 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 1.3), would otherwise occur of if satisfaction of such a condition is or becomes impossible.

          8.2 Effect of Termination. If this Agreement is terminated pursuant to Section 8.1, this Agreement shall terminate without any liability or further obligation of any party to another.

     9.   Notices.

     All notices, consents, assignments and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when
(a) delivered by hand, (b) sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or
(c) received by the delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and telecopier numbers set forth below (or to such other addresses, telex numbers and telecopier numbers as a party may designate as to itself by notice to the other parties):

        NLMC:                            Shareholders:
        c/o Stephen Flechner             c/o Arnold P. Guttenberg, P.C.
        1800 Glenarm Place               1777 S. Harrison St.
        Suite 210                        Suite 1110
        Denver, CO 80202                 Denver, CO 80210
        (303) 294-0427                   (303) 758-0073
        (303) 293-2235 - fax             (303) 782-8107 - fax

     10.  Miscellaneous.

          10.1 Expenses. Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder.

          10.2 Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

          10.3 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

          10.4 Exclusive Agreement; Amendment. This Agreement supersedes all prior agreements among the parties with respect to its subject matter and is intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto and cannot be changed or terminated orally.

          10.5 Type B Reorganization. The parties intend that the transaction described in this Agreement will qualify as a reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code") and that the result in exchange of Shares will not result in recognition of any gain or loss to NLMC under
               Section 1032(a) of the Code or to the Shareholders under Section 354(a)(1) of the Code and the provisions of this Agreement shall be interpreted consistent with that purpose and any provision inconsistent thereto shall be deemed null and void.

          10.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall be the complete and binding Agreement, provided however, initially, NLMC is prepared to sign the Agreement with Regina Mitchell and Arnold P. Guttenberg, with the remaining Shareholders to sign at or prior to Closing.

          10.7 Governing Law. This Agreement and (unless otherwise provided) all amendments hereof and waiver and consents hereunder shall be governed by the internal law of the State of Colorado, without regard to the conflicts of law principles thereof.

          10.8 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.


                                             NORTH LILLY MINING COMPANY

                                             /s/ Stephen E. Flechner
                                             -----------------------------------
                                             Stephen E. Flechner
                                             President

/s/ W. Gene Webb
----------------------------
W. Gene Webb
Executive Vice President/Secretary

                                 SHAREHOLDERS:

                                 /s/ Regina Mitchell
                                 -----------------------------------
                                 Regina Mitchell


                                 /s/ Scott Simpkins
                                 -----------------------------------
                                 Scott Simpkins


                                 /s/ Arnold P. Guttenberg
                                 -----------------------------------
                                 Arnold P. Guttenberg


                                 /s/ Erin Dominick and /s/ John Dominick
                                 ---------------------------------------
                                 Erin Dominick and John Dominick as Joint
                                 Tenants with Rights of Survivorship


                                 /s/ Kimberly A. Pavlin
                                 -----------------------------------
                                 Kimberly A. Pavlin


                                 /s/ Chris Springer
                                 -----------------------------------
                                 Chris Springer


                                 /s/ Gregg Weeder
                                 -----------------------------------
                                 Gregg Weeder


                                 /s/ Dena Weeder
                                 -----------------------------------
                                 Dena Weeder


                                 /s/ Martha J. White
                                 -----------------------------------
                                 Martha J. White

Index of Exchange Agreement Exhibits

Exhibit A-   Assets
Exhibit B-   Encumbrances
Exhibit C-   Shareholding's
Exhibit D-   Litigation
Exhibit E-   Obligations
Exhibit F-   NLMC Payables
Exhibit G-   Statement of Income & Expenses

                                    AGREEMENT

     This Agreement dated March 8, 2000 is by and among North Lilly Mining Company, a Utah corporation ("NLMC"), Regina Mitchell and Home Loan.Com, Inc., a Colorado corporation ("Loan"). Whenever all three parties are collectively referred to in this Agreement, they shall be designated as the "parties".

     WHEREAS, concurrent with the execution of this Agreement, an Exchange Agreement was entered into by and between NLMC and Regina Mitchell, Scott Simpkins, Arnold P. Guttenberg, Erin Dominick, John Dominick, Kimberly A. Pavlin, Chris Springer, Gregg Weeder, Dena Weeder and Martha J. White (collectively the "Shareholders"); and

     WHEREAS, the Exchange Agreement provided that the Shareholders Loan exchanged all of the outstanding and issued shares of Loan in exchange for 5,633,600 shares of NLMC; and

     WHEREAS, as a result of the Exchange Agreement, Loan became a wholly owned subsidiary of NLMC; and

     WHEREAS, Regina Mitchell has advanced funds and provided other consideration to Loan and is therefore a creditor of Loan; and

     WHEREAS, the parties to this Agreement believe that it is in the best interests of the parties that any and all amounts that are owed to Regina Mitchell should be extinguished, canceled and terminated; and

     WHEREAS, Regina Mitchell has agreed to accept shares of NLMC in exchange for all amounts owed to her and NLMC is willing to satisfy the debt of its wholly owned subsidiary in exchange for its shares.

     THE PARTIES THEREFORE AGREE AS FOLLOWS:

     1. NLMC shall cause to be issued 199,000 shares to Regina Mitchell in exchange for any and all advances and other consideration provided by her to Loan.

     2. Upon receipt of the 199,000 shares of NLMC, Regina Mitchell hereby agrees for herself and all persons or entities that could or might act on her behalf to release and forever discharge Loan and NLMC from any and all claims, causes of actions, demands, obligations, of every kind and nature whatsoever, in law or equity, which she now has or may have against Loan or NLMC.

     3. This Agreement supersedes all prior agreements among the parties with respect to its subject matter and is intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto and cannot be changed or terminated orally.

     4. This Agreement shall be governed by the internal law of the State of Colorado, without regard to the conflicts of law principles thereof.

     5. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

                                              NORTH LILLY MINING COMPANY

                                              /s/ Stephen E. Flechner
                                              ---------------------------
                                              Stephen E. Flechner
                                              President

/s/ W. Gene Webb
----------------------------
W. Gene Webb
Executive Vice President/Secretary

                                              /s/ Regina Mitchell
                                              ---------------------------
                                              Regina Mitchell


                                              HOME LOAN.COM, INC.


                                              /s/ Regina Mitchell
                                              ---------------------------
                                              Regina Mitchell, President

/s/ Stephanie Mitchell
----------------------------
Stephanie Mitchell

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